FOR IMMEDIATE RELEASE

CNA FINANCIAL ANNOUNCES THIRD QUARTER 2021
NET INCOME OF $0.94 PER SHARE AND CORE INCOME OF $0.87 PER SHARE
•Net income was $256 million versus $213 million in the prior year quarter; core income was $237 million versus $193 million in the prior year quarter.
•The P&C combined ratio was 100.0% compared with 100.9% in the prior year quarter, including 9.2 points of catastrophe loss compared with 8.7 points in the prior year quarter.
•Net catastrophe losses were $178 million pretax versus $160 million in the prior year quarter. Net catastrophe losses in the current quarter include $114 million for Hurricane Ida.
•The underlying combined ratio was 91.1%, a record low for the third consecutive quarter, compared with 92.6% in the prior year quarter. The underlying loss ratio was 60.2% compared with 60.5% in the prior year quarter and the expense ratio was 30.7% compared with 31.8% in the prior year quarter.
•P&C segments, excluding third party captives, generated gross written premium growth of 10% driven by new business growth of 24%. Net written premium growth was 5% in the quarter.
•P&C written rate of +8% and earned rate of +11% for the quarter.
•Net investment income of $513 million pretax compared with $517 million in the prior year quarter.
•In Long Term Care, there was no unlocking event as a result of the Gross Premium Valuation and core income includes a favorable impact of $31 million resulting from the annual claim reserve review.
•Book value per share of $46.67; book value per share excluding AOCI of $45.39, an 8% increase from year-end 2020 adjusting for $1.89 of dividends per share.
•Board of Directors declares regular quarterly cash dividend of $0.38 per share.

CHICAGO, November 1, 2021 --- CNA Financial Corporation (NYSE: CNA) today announced third quarter 2021 net income of $256 million, or $0.94 per share, versus $213 million, or $0.79 per share, in the prior year quarter. Core income for the quarter was $237 million, or $0.87 per share, versus $193 million, or $0.71 per share, in the prior year quarter.
Our Property & Casualty segments produced core income of $217 million for the third quarter of 2021, a decrease of $19 million compared to the prior year quarter primarily due to higher net catastrophe losses and lower net investment income partially offset by improved non-catastrophe current accident year underwriting results. The underlying combined ratio of 91.1% for the third quarter 2021 is the third consecutive quarter with a record underlying combined ratio. Property & Casualty segments, excluding third party captives, generated gross written premium growth of 10% and net written premium growth of 5%, led by new business growth of 24% and strong written rate increases of 8%.
Our Life & Group and Corporate & Other segments produced core income (loss) for the third quarter of 2021 of $41 million and $(21) million, respectively. Life & Group results for the third quarter included no unlocking event for active life reserves and a $31 million after-tax benefit due to a reduction in claim reserves from the annual claim reviews.
CNA Financial declared a quarterly dividend of $0.38 per share, payable December 2, 2021 to stockholders of record on November 15, 2021.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions, except per share data)	2021	2020	2021	2020
Net income	$256	$213	$936	$303
Core income (a)	237	193	841	400

Net income per diluted share	$0.94	$0.79	$3.43	$1.11
Core income per diluted share	0.87	0.71	3.08	1.47

	September 30, 2021	December 31, 2020
Book value per share	$46.67	$46.82
Book value per share excluding AOCI	45.39	43.86
(a)Management utilizes the core income (loss) financial measure to monitor the Company's operations. Please refer herein to the Reconciliation of GAAP Measures to Non-GAAP Measures section of this press release for further discussion of this non-GAAP measure.
"Our third quarter results were very strong, with core income increasing by 23% despite the elevated catastrophe losses. Our results were highlighted by the third consecutive quarter of record underlying combined ratio of 91.1%, double-digit gross written premium growth across all of our P&C business segments and excellent new business growth of 24%. Additionally, earned rate increase in the quarter was 11%, substantially above long-run loss cost trends, and we continue to achieve strong written rate increases which were 8% in the quarter. We also recorded solid investment income and favorable life and group results. We are well positioned to increasingly capitalize on the favorable market conditions we anticipate into 2022,” said Dino E. Robusto, Chairman & Chief Executive Officer of CNA Financial Corporation.

Property & Casualty Operations

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2021	2020	2021	2020
Gross written premiums ex. 3rd party captives	$2,224	$2,014	$6,790	$6,253
GWP ex. 3rd party captives change (% year over year)	10%		9%
Net written premiums	$1,909	$1,821	$5,755	$5,614
NWP change (% year over year)	5%		3%
Net investment income	$271	$292	$872	$713
Core income	217	236	831	482

Loss ratio excluding catastrophes and development	60.2%	60.5%	59.9%	59.9%
Effect of catastrophe impacts	9.2	8.7	6.3	10.1
Effect of development-related items	(0.3)	(0.4)	(0.4)	(0.8)
Loss ratio	69.1%	68.8%	65.8%	69.2%

Expense ratio	30.7%	31.8%	31.3%	32.9%

Combined ratio	100.0%	100.9%	97.4%	102.4%
Combined ratio excluding catastrophes and development	91.1%	92.6%	91.5%	93.1%
•The combined ratio excluding catastrophes and development improved 1.5 points as compared with the prior year quarter. The expense ratio improved 1.1 points compared to the prior year quarter driven by net earned premium growth of 6%. The underlying loss ratio improved 0.3 points.
•The combined ratio improved 0.9 points as compared with the prior year quarter. Net catastrophe losses were $178 million, or 9.2 points of the loss ratio in the quarter compared with $160 million, or 8.7 points of the loss ratio, for the prior year quarter. Catastrophe losses in the third quarter of 2021 include $114 million for Hurricane Ida. Favorable net prior period development improved the loss ratio by 0.3 points in the current quarter compared with 0.4 points of improvement in the prior year quarter.
•P&C segments, excluding third party captives, generated gross written premium growth of 10% and net written premium growth of 5%.

Business Operating Highlights
Specialty

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2021	2020	2021	2020
Gross written premiums ex. 3rd party captives	$943	$861	$2,656	$2,413
GWP ex. 3rd party captives change (% year over year)	10%		10%
Net written premiums	$822	$795	$2,350	$2,231
NWP change (% year over year)	3%		5%
Core income	$173	$168	$531	$354

Loss ratio excluding catastrophes and development	59.1%	60.0%	59.1%	59.8%
Effect of catastrophe impacts	0.4	1.0	0.4	5.7
Effect of development-related items	(1.8)	(2.0)	(1.7)	(2.1)
Loss ratio	57.7%	59.0%	57.8%	63.4%

Expense ratio	30.6%	30.5%	30.4%	31.5%

Combined ratio	88.2%	89.5%	88.3%	95.0%
Combined ratio excluding catastrophes and development	89.6%	90.5%	89.6%	91.4%
•The combined ratio excluding catastrophes and development improved 0.9 points as compared with the prior year quarter largely driven by an improvement in the underlying loss ratio.
•The combined ratio improved by 1.3 points as compared with the prior year quarter. Favorable net prior period development improved the loss ratio by 1.8 points in the quarter compared with 2.0 points of improvement in the prior year quarter.
•Gross written premiums, excluding third party captives, grew 10% and net written premiums grew 3% for the third quarter of 2021.

Commercial

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2021	2020	2021	2020
Gross written premiums ex. 3rd party captives	$1,005	$915	$3,176	$3,018
GWP ex. 3rd party captives change (% year over year)	10%		5%
Net written premiums	$831	$804	$2,622	$2,703
NWP change (% year over year)	3%		(3)%
Core income	$27	$41	$233	$113

Loss ratio excluding catastrophes and development	61.5%	60.8%	60.8%	60.1%
Effect of catastrophe impacts	18.6	17.0	12.6	14.3
Effect of development-related items	0.5	0.6	0.6	0.1
Loss ratio	80.6%	78.4%	74.0%	74.5%

Expense ratio	30.4%	32.3%	31.4%	33.2%

Combined ratio	111.6%	111.3%	106.0%	108.3%
Combined ratio excluding catastrophes and development	92.5%	93.7%	92.8%	93.9%
•The combined ratio excluding catastrophes and development improved 1.2 points as compared with the prior year quarter. The expense ratio improved 1.9 points driven primarily by net earned premium growth of 4% and lower acquisition costs. This was partially offset by a 0.7 point increase in the underlying loss ratio.
•The combined ratio increased 0.3 points as compared with the prior year quarter. Net catastrophe losses were $166 million, or 18.6 points of the loss ratio in the third quarter of 2021 compared with $146 million, or 17.0 points of the loss ratio, for the prior year quarter.
•Gross written premiums, excluding third party captives, grew 10% and net written premiums grew 3% for the third quarter of 2021.

International

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2021	2020	2021	2020
Gross written premiums	$276	$238	$958	$822
GWP change (% year over year)	16%		17%
Net written premiums	$256	$222	$783	$680
NWP change (% year over year)	15%		15%
Core income	$17	$27	$67	$15

Loss ratio excluding catastrophes and development	58.9%	60.1%	59.2%	60.1%
Effect of catastrophe impacts	3.4	3.0	2.0	8.9
Effect of development-related items	1.1	0.1	0.3	(0.4)
Loss ratio	63.4%	63.2%	61.5%	68.6%

Expense ratio	32.1%	34.9%	33.3%	35.6%

Combined ratio	95.5%	98.1%	94.8%	104.2%
Combined ratio excluding catastrophes and development	91.0%	95.0%	92.5%	95.7%
•The combined ratio excluding catastrophes and development improved 4.0 points as compared with the prior year quarter. The expense ratio improved 2.8 points driven by net earned premium growth of 15% and lower acquisition costs. The underlying loss ratio improved 1.2 points.
•The combined ratio improved 2.6 points as compared with the prior year quarter. Net catastrophe losses were $9 million, or 3.4 points of the loss ratio in the third quarter of 2021, compared with $7 million, or 3.0 points of the loss ratio, for the prior year quarter. Unfavorable net prior year development increased the loss ratio by 1.1 points in the quarter compared with 0.1 points in the prior year quarter.
•Gross written premiums grew 16%, or 11% excluding currency fluctuations, and net written premiums grew 15%, or 10% excluding currency fluctuations, for the third quarter of 2021.

Life & Group

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2021	2020	2021	2020
Net earned premiums	$123	$127	$369	$380
Net investment income	240	208	724	622
Core income (loss)	41	(35)	120	(17)
Core results improved $76 million for the third quarter of 2021 as compared with the prior year quarter.
In Long Term Care, there was no unlocking event in the quarter for active life reserves as a result of the Gross Premium Valuation. Core income for the third quarter of 2021 included a $31 million favorable impact from the reduction in long term care claim reserves resulting from the annual claim reserve review. Core loss for the third quarter of 2020 included a $59 million charge related to the recognition of an active life reserve premium deficiency for long term care policies. The results for the third quarter of 2020 also included a $36 million charge related to the increase in the structured settlement claim reserves partially offset by a $30 million impact from the reduction in long term care claim reserves, both resulting from the annual claim reserve reviews.
Corporate & Other

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2021	2020	2021	2020
Net investment income	$2	$17	$12	$45
Interest expense	28	32	84	94
Core loss	(21)	(8)	(110)	(65)
Core loss increased $13 million for the third quarter of 2021 as compared with the prior year quarter primarily driven by lower net investment income.
Net Investment Income

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
	2021	2020	2021	2020
Net investment income	$513	$517	$1,608	$1,380
Net investment income decreased $4 million as compared with the prior year quarter.

About the Company
CNA is one of the largest U.S. commercial property and casualty insurance companies. Backed by more than 120 years of experience, CNA provides a broad range of standard and specialized insurance products and services for businesses and professionals in the U.S., Canada and Europe.  For more information, please visit CNA at www.cna.com.
Contact

Media:	Analysts:
Chris Stroisch, 309-660-6001	Amy C. Adams, 312-822-5533
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 8:00 a.m. (CT) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, Larry Haefner, Interim Chief Financial Officer of CNA Financial Corporation and other members of senior management. Participants can access the call by dialing (800) 289-0571, or for international callers, +1 (720) 543-0206. The call will also be broadcast live on the internet and may be accessed from the Investor Relations page of the CNA website (www.cna.com). A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting investor.relations@cna.com.
Definition of Reported Segments
•Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
•Commercial works with a network of brokers and independent agents to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses.
•International underwrites property and casualty coverages on a global basis through two insurance companies based in the U.K. and Luxembourg, a branch operation in Canada as well as through our Lloyd's Syndicate.
•Life & Group primarily includes the results of the individual and group long term care businesses that are in run off.
•Corporate & Other primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re, asbestos and environmental pollution (A&EP), excess workers' compensation and legacy mass tort.
Financial Measures
Management utilizes the following metrics in their evaluation of the Property & Casualty Operations. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).
•Loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums.
•Underlying loss ratio represents the loss ratio excluding catastrophes and development.
•Expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums.
•Dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums.
•Combined ratio is the sum of the loss, expense and dividend ratios.
•Underlying combined ratio is the sum of the underlying loss, expense and dividend ratios.
•Renewal premium change represents the estimated change in average premium on policies that renew, including rate and exposure changes.
•Rate represents the average change in price on policies that renew excluding exposure change. For certain products within Small Business, where quantifiable, rate includes the influence of new business as well.
•Retention represents the percentage of premium dollars renewed in comparison to the expiring premium dollars from policies available to renew.
•New business represents premiums from policies written with new customers and additional policies written with existing customers.
Gross written premiums ex. 3rd party captives represents gross written premiums excluding business which is ceded to third party captives, including business related to large warranty programs.
The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk.

Reconciliation of GAAP Measures to Non-GAAP Measures
This press release also contains financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. The Company believes the presentation of these measures provides investors with a better understanding of the significant factors that comprise the Company's operating performance. Reconciliations of these measures to the most comparable GAAP measures follow below.
Reconciliation of Net Income (Loss) to Core Income (Loss)
Core income (loss) is calculated by excluding from net income (loss) the after-tax effects of net investment gains or losses and any cumulative effects of changes in accounting guidance. The calculation of core income (loss) excludes net investment gains or losses because net investment gains or losses are generally driven by economic factors that are not necessarily reflective of our primary operations. Management monitors core income (loss) for each business segment to assess segment performance. Presentation of consolidated core income (loss) is deemed to be a non-GAAP financial measure.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2021	2020	2021	2020
Net income	$256	$213	$936	$303
Less: Net investment gains (losses)	19	20	95	(97)
Core income	$237	$193	$841	$400
Reconciliation of Net Income (Loss) per Diluted Share to Core Income (Loss) per Diluted Share
Core income (loss) per diluted share provides management and investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core income (loss). Core income (loss) per diluted share is core income (loss) on a per diluted share basis.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
	2021	2020	2021	2020
Net income per diluted share	$0.94	$0.79	$3.43	$1.11
Less: Net investment gains (losses)	0.07	0.08	0.35	(0.36)
Core income per diluted share	$0.87	$0.71	$3.08	$1.47
Reconciliation of Book Value per Share to Book Value per Share Excluding AOCI
Book value per share excluding AOCI allows management and investors to analyze the amount of the Company's net worth primarily attributable to the Company's business operations. The Company believes this measurement is useful as it reduces the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

	September 30, 2021	December 31, 2020
Book value per share	$46.67	$46.82
Less: Per share impact of AOCI	1.28	2.96
Book value per share excluding AOCI	$45.39	$43.86

Calculation of Return on Equity and Core Return on Equity
Core return on equity provides management and investors with a measure of how effectively the Company is investing the portion of the Company's net worth that is primarily attributable to its business operations.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2021	2020	2021	2020
Annualized net income	$1,022	$855	$1,248	$405
Average stockholders' equity including AOCI (a)	12,666	11,833	12,686	12,118
Return on equity	8.1%	7.2%	9.8%	3.3%

Annualized core income	$948	$772	$1,122	$533
Average stockholders' equity excluding AOCI (a)	12,238	11,550	12,111	11,887
Core return on equity	7.7%	6.7%	9.3%	4.5%
(a)Average stockholders' equity is calculated using a simple average of the beginning and ending balances for the period.
For additional information, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statements
This press release includes statements that relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
Any descriptions of coverage under CNA policies or programs in this press release are provided for convenience only and are not to be relied upon with respect to questions of coverage, exclusions or limitations. With regard to all such matters, the terms and provisions of relevant insurance policies are primary and controlling. In addition, please note that all coverages may not be available in all states.
“CNA" is a registered trademark of CNA Financial Corporation. Certain CNA Financial Corporation subsidiaries use the "CNA" trademark in connection with insurance underwriting and claims activities. Copyright © 2021 CNA. All rights reserved.

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